SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X ]     Preliminary Proxy Statement
[  ]     Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
[  ]     Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to [ ] 240.14a-11(c) or [ ] 240.14a-12

                           MOBILE AMERICA CORPORATION
                (Name of Registrant as Specified in its Charter)

                          -----------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X ]     No fee required.

[  ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

[  ]     Fee paid previously with preliminary materials.

[  ]     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:

         2)   Form, Schedule or Registration Statement No.:

         3)   Filing Party:

         4)   Date Filed:

                           MOBILE AMERICA CORPORATION


                           Notice and Proxy Statement

                        --------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 16, 2000


To the Holders of Common Stock:

         PLEASE TAKE NOTICE that the annual meeting of shareholders of MOBILE AMERICA CORPORATION will be held on Tuesday, the 16th of May, 2000, at 10:00 a.m. local time, at the Jacksonville Marriott Hotel, 4670 Salisbury Road, Jacksonville, Florida 32256.

         The meeting will be held for the following purposes:

         1. To elect a board of eight directors pursuant to the bylaws of the Company;

         2. To approve amending the Mobile America Incentive Plan by increasing to 220,000 the limit on the number of shares which may be granted to a new employee for recruitment purposes;

         3. To amend the Articles of Incorporation to change the name of Mobile America Corporation to Fortune Financial, Inc.;

         4.   To approve a 3-for-1 reverse stock split;

         5. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Shareholders of record at the close of business on March 20, 2000, are entitled to vote at the annual meeting.

         Shareholders are requested to date, sign and return the enclosed proxy in the enclosed envelope, postage for which has been provided, even if you plan to attend the meeting. Prompt response is helpful and your cooperation will be appreciated. If you are able to be present at the meeting, you may revoke your proxy and vote in person.

         By order of the Board of Directors,


                                            Carlena E. Purcell
                                            Secretary

Date:    April 14, 2000

                          MOBILE AMERICA CORPORATION
                            10475-103 Fortune Parkway
                           Jacksonville, Florida 32256


                                 April 14, 2000


               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 16, 2000


         This proxy statement and the enclosed form of proxy are first being sent to shareholders of Mobile America Corporation on or about April 14, 2000, in connection with the solicitation by the Company's Board of Directors of proxies to be used at the annual meeting of the shareholders of the Company. The meeting will be held on Tuesday, May 16, 2000, at 10:00 a.m. local time, at the Jacksonville Marriott Hotel, 4670 Salisbury Road, Jacksonville, Florida 32256.

         If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. Revocation of the proxy may be effected in a writing delivered to the Secretary, by delivering a later dated proxy or by attendance at the annual meeting and electing to vote in person. The shares represented by the proxy will be voted unless the proxy is received in such form or at such time as to render it not votable. For example, a proxy will be considered not votable if it is received unexecuted or if the proxy form or signature thereon is so mutilated or defaced so as to render it illegible.

         The Board of Directors has designated Arthur L. Cahoon, Chairman, and Carlena E. Purcell, Secretary of the Company, and each or any of them, as proxies to vote shares of common stock solicited on its behalf.

Voting Securities and Principal Holders Thereof

         Each share of common stock entitles its holder to one vote. Shareholders representing a majority of the outstanding common stock must be present to constitute a quorum at the annual shareholders meeting. Directors will be elected by a plurality of votes cast by the shares entitled to vote in the election of directors provided a quorum is present. Any other matter properly coming before the meeting will be approved by a majority of the votes cast on the matter, provided that a quorum exists. Broker non-votes and abstentions will have no effect on the vote, but will be counted for purposes of determining if a quorum is present at the meeting.

         The record of shareholders entitled to vote at the annual meeting was taken at the close of business on March 20, 2000. As of March 20, 2000, the Company had outstanding and entitled to vote 7,552,744 shares of common stock.

         The following table shows the name, address and beneficial ownership as of March 1, 2000, of (i) each person known to the Company to be the beneficial owner of more than five percent of its outstanding common stock, (ii) each person who was a director or executive officer of the Company as of that date, and (iii) all officers and directors of the Company as a group:


      Name of                                      Amount and Nature of              Percent
 Beneficial Owner                                  Beneficial Ownership              of Class
 ----------------                                  --------------------              --------

Allan J. McCorkle(1)                                    2,872,110(2)                  38.03%

R. Lee Smith(3)                                           792,074(4)                  10.49%

Robert Thomas, III(5)                                     469,909(6)                   6.22%

Thomas J. McCorkle                                         27,250(7)                   *

J. Michael Garrity                                         38,800(8)                   *

Thomas E. Perry                                            36,225(9)                   *

Duane A. Sanders                                           25,650(10)                  *

Holly J. McCorkle                                          35,922(11)                  *

Arthur L. Cahoon                                          222,500(12)                  2.95%

J. John Wortman                                           186,363(13)                  2.47%

Mark P. Brockelman                                              0                      *

All executive officers and directors as a               4,706,803                     62.32%
group (a total of 11 persons)

-------------------------

*         Less than 1%.
(1) The address of Mr. Allan McCorkle is c/o Jones & McCorkle, 6712 Atlantic Boulevard, Jacksonville, Florida 32211.
(2) Includes 2,847,409 shares owned by McCorkle Investments Limited Partnership, a Nevada limited partnership, controlled by Mr. McCorkle. Includes 24,701 shares held by a charitable trust of which Mr. McCorkle is one of four trustees, as to which Mr. McCorkle disclaims beneficial ownership. Excludes 754,824 shares owned by R. Lee Smith which are subject to a Voting Agreement between Mr. McCorkle and Mr. Smith. See "Voting Agreement."
(3) The address of Mr. Smith is 1200 Riverplace Boulevard, Suite 902, Jacksonville, Florida 32207.
(4) Includes immediately exercisable options to purchase 11,500 shares, 5,750 shares, 5,000 shares, 5,000 shares and 10,000 shares, granted to Mr. Smith under the Company's Incentive Plan, at exercise prices of $8.365, $8.91, $9.75, $7.125 and $2.00 per share, respectively.
         Excludes 2,847,409 shares owned beneficially by Allan J. McCorkle which are subject to a Voting Agreement between Mr. Smith and Mr. McCorkle. See "Voting Agreement."
(5)      The address of Mr. Thomas is 126 N. Broad Street, Thomasville, Georgia
         31792.
(6) Includes immediately exercisable options to acquire 11,500 shares, 5,750 shares, 5,000 shares, 5,000 shares and 10,000 shares granted to Mr. Thomas under the Company's Incentive Plan at exercise prices of $8.365, $8.91, $9.75, $7.125 and $2.00, respectively. Includes the following shares as to which Mr. Thomas disclaims beneficial ownership:

               o   15,075 shares owned by his wife
               o 41, 210 shares owned by a community foundation of which Mr. Thomas may be deemed to share voting and investment control as a result of his position as a member of the Board of Directors and Investment Committee of the foundation
               o 339,885 shares owned by a family limited partnership of which Mr. Thomas may be deemed to share investment power as a result of his role as a financial advisor to the limited partnership

 (7) Amounts shown are immediately exercisable options to purchase 11,500 shares, 5,750 shares, 5,000 shares and 5,000 shares, granted to Mr. Thomas McCorkle under the Company's Incentive Plan, at exercise prices of $8.365, $8.91, $11.875 and $7.125, respectively.
(8) Includes immediately exercisable options to purchase 5,750 shares, 5,750 shares, 5,000 shares, 5,000 shares and 10,000 shares, granted to Mr. Garrity under the Company's Incentive Plan, at exercise prices of $8.365, $8.91, $9.75. $7.125 and $2.00 per share, respectively.
(9) Includes immediately exercisable options to purchase 5,750 shares, 5,750 shares, 5,000 shares, 5,000 shares and 10,000 shares, granted to Mr. Perry under the Company's Incentive Plan, at exercise prices of $8.365, $8.91, $9.75, $7.125 and $2.00 per share, respectively.
(10) Includes immediately exercisable options to purchase 9,200 shares, 3,450 shares, 2,000 shares and 1,000 shares, granted to Mr. Sanders under the Company's Incentive Plan, at exercise prices of $8.1565, $8.91, $11.875 and $5.5625, respectively.
 (11) Includes an immediately exercisable option to purchase 10,000 shares, granted to Ms. McCorkle under the Company's Incentive Plan, at an exercise price of $2.00 per share. Includes 9,501 shares owned by Ms. McCorkle's husband as to which Ms. McCorkle disclaims beneficial ownership.
(12) Includes an immediately exercisable option to purchase 10,000 shares, granted to Mr. Cahoon under the Company's Incentive Plan, at an exercise price of $2.75 per share.
(13) Includes an immediately exercisable option to purchase 36,363 shares at $2.75 per share, granted to Mr. Wortman.



                                   PROPOSAL 1:

                      NOMINATION AND ELECTION OF DIRECTORS

         At the meeting, a Board of eight Directors will be elected pursuant to the bylaws of the Company to serve until the next annual meeting of shareholders and until the election and qualification of their successors. The accompanying proxy will be voted, if authority to do so is not withheld, for the election as directors of the following persons who have been designated by management as nominees. Each nominee has consented to being named as such in the proxy statement and is at present available for election. If any nominee should become unavailable, the persons voting the accompanying proxy may in their discretion vote for a substitute.

         Information concerning the nominees is set forth below:

                                                Offices Held in Company; Principal                   Year First
      Name                        Age         Occupations During the Past Five Years               Became Director
      ----                        ---         --------------------------------------               ---------------

Arthur L. Cahoon                  44    Director since May 24, 1999; Chairman of the Board               1999
                                        since August 9, 1999; Interim President and CEO from
                                        May 24, 1999 to July 20, 1999; Member of the Board of
                                        Directors Of Verio, Inc. since January 1999; Chairman
                                        of the Board and CEO of Hiway Technologies, Inc., an
                                        Internet company, from May 1998 to January 1999; since
                                        March 1993, general partner of Rock Creek Partners,
                                        Ltd., an investment company, and Executive Vice
                                        President of James Dahl & Co., an investment banking
                                        company; since January 1995, Executive Vice President
                                        of Timberland Investment Services, LLP, an investment
                                        management company, which he co-founded; in addition,
                                        from June 1995 to June 1996, President of QuinStone
                                        Industries, Inc., a manufacturing company.

J. Michael Garrity                59    Consultant to Guy Carpenter & Co. since October 1997;            1994
                                        Senior Vice President of G.J. Sullivan Co. from June
                                        1994 to October 1997; Senior Vice President of AON
                                        Reinsurance for more than five years until June 1994.

Holly J. McCorkle                 34    Director since May 24, 1999; practicing attorney since           1999
                                        1991.

Allan J. McCorkle                 68    Director; Chairman Emeritus; Chairman of the Board of            1968
                                        Directors until August 9, 1999; President and Chief
                                        Executive Officer from August 1985 until May 24, 1999.

Thomas J. McCorkle                57    Vice President of the Company since July 1980;                   1980
                                        President of Fortune Life Insurance
                                        Company from December 1981 to April
                                        1986; Vice President of Fortune
                                        Insurance Company for more than five
                                        years until April 1986; President of
                                        Mobile America Insurance Group from
                                        April 1986 until August 1999.

Thomas E. Perry                   67    Director; private investor; President of  Sing                   1994
                                        Development Company From 1990 to 1998.

R. Lee Smith                      57    Director; private investor and real estate developer;            1979
                                        practicing attorney from 1979 to 1997; President of
                                        Fortune Life Insurance Company from 1968 to 1997.

Robert Thomas, III                66    Director; private investor; Senior Vice President of             1976
                                        Brown & Brown, Inc. (an insurance agency) since 1980;
                                        previously also a member of the Executive Committee of
                                        Brown & Brown, Inc. from 1980 until December 1998.

         Allan J. McCorkle and Thomas J. McCorkle are brothers. Allan J. McCorkle is the father of Holly J. McCorkle. Each director is elected to serve until the next annual meeting of shareholders and until the election and qualification of a successor or his or her earlier death, resignation or removal.

         The proxy is in ballot form so that a specification may be made to grant or withhold authority to vote for the election of each director. The shares represented by the proxy will be voted "for" the election of directors nominated by the Board of Directors unless authority to do so is withheld. The Board of Directors recommends that shareholders vote "FOR" the election of each of the above nominees.

Executive Officers

         The following table presents information concerning all executive officers of the Company.

                                               Business Experience
      Name                 Age                During Past Five Years
      ----                 ---                ----------------------

Mark P. Brockelman         45        Vice President and Chief Financial Officer
                                     since September 1999; Vice President CFO
                                     Services, Inc. from March 1999 until
                                     September 1999; Manager of Profitability,
                                     Senior Vice President and Director of
                                     Finance of Barnett Banks, Inc. from July
                                     1990 until March 1998.

Thomas J. McCorkle         57        See Nomination and Election of Directors.

Duane A. Sanders           43        Vice President - Operations since August
                                     1995; Regional Director/Assistant Vice
                                     President of Cigna Financial Institution
                                     Services from June 1994 until August 1995;
                                     Assistant Vice President of Consolidated
                                     International Insurance Group from May 1993 until May 1994; Unit Supervisor, Division
                                     Supervisor, Division Manager, Senior
                                     Financial Business Analyst, Product Manager
                                     - Progressive Insurance from May 1985 until
                                     April 1993.

J. John Wortman            59        President and Chief Executive Officer since
                                     July 1999; President and CEO of Wortman
                                     Capital Associates from 1997 until 1999;
                                     President and CEO of Anthem Casualty Group from 1995 until 1997; President and CEO of Amerisure Companies from 1989 until 1995.

The term of office of each of the executive officers named above expires at the first meeting of the Board of Directors following the annual meeting of the stockholders.

Voting Agreement

         On May 24, 1999, the Company, Allan J. McCorkle ("A. McCorkle") and R. Lee Smith ("Smith") entered into a Shareholder Agreement (the "Voting Agreement"). In the Voting Agreement, A. McCorkle and Smith agreed to vote all of the shares over which they then have voting power (except 24,701 shares contributed by McCorkle to the Kissaway County Charitable Trust) in favor of the following slate of directors: (i) Allan J. McCorkle, Thomas J. McCorkle and Holly J. McCorkle (the "Family Directors"), (ii) J. Michael Garrity, Thomas E. Perry, R. Lee Smith and Robert Thomas (the "Non-Family Directors") and (iii) Arthur L. Cahoon. In the event of a vacancy on the Board with respect to a Family Director, A. McCorkle and Smith agreed to vote for a director nominated by A. McCorkle, and in the event of a vacancy on the Board with respect to a Non-Family Director, A. McCorkle and Smith agreed to vote in favor of an individual nominated by the Non-Family Directors and Cahoon. In the event a new President and CEO is hired and elected as a director, A. McCorkle and Smith agreed to vote in favor of any additional nominee selected by A. McCorkle.

         The Voting Agreement generally continues until, but not including, the 2002 Annual Meeting of the Company's shareholders. However, the Voting Agreement will terminate earlier on the happening of any of the following events: (i) the death of A. McCorkle, (ii) default by the Company under its Consulting Agreement or Director Indemnification Agreement with A. McCorkle after notice and opportunity to cure, (iii) the occurrence of a "material adverse change" as defined in the Voting Agreement or (iv) failure of the Company's Board to nominate as directors the Family Directors or Cahoon.

         On May 24, 1999 the number of directors was increased by two and Holly
J. McCorkle and Arthur L. Cahoon were elected to serve as directors until the Company's next annual meeting of shareholders and until their successors are duly elected and qualified.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the Company's 1999 fiscal year, the following individuals made late filings:

         Allan J. McCorkle, President and Chief Executive Officer until his retirement in May 1999 and Chairman Emeritus, made three late filings of Form 4 relating to a total of 7 transactions. In addition, he made a late filing on Form 5 for holdings or transactions previously reported in his individual capacity that were held or made through McCorkle Investments Limited Partnership, a Nevada limited partnership he controls. J. John Wortman filed a late Form 3 after he joined the Company as President and Chief

         Executive Officer in July 1999. Holly McCorkle and R. Lee Smith, directors of the Company, each filed a late Form 4 reporting 2 and 2 transactions, respectively. In addition, the following individuals filed a late Form 5 for 1998, primarily to report stock option grants which through inadvertence they had not previously reported: Jack H. Chambers, a former director (4 option grants); Michael Garrity, a director (4 option grants); Allan J. McCorkle ((i) 1 transactions; (ii) 4 option grants; and (iii) 42 transactions on the part of McCorkle Limited Partnership, a Nevada limited partnership that Mr. McCorkle controls, which Mr. McCorkle had previously reported individually); Thomas J. McCorkle, Vice President (2 transactions and 4 option grants); Thomas E. Perry, a director (1 transaction and 4 option grants); Randal Ringhaver, a former director (2 option grants); Duane
         H. Sanders, Vice President-Operations (4 option grants); R. Lee Smith, a director (4 option grants); Thomas L. Stinson, formerly Vice President and Chief Financial Officer (4 option grants); and Robert L. Thomas, a director (4 option grants).

Certain Relationships and Related Transactions

         No director or executive officer of the Company, nor any security holder who is known to the Company to own of record or beneficially more than five percent of any class of the Company's voting securities, nor any member of the immediate family of any of the foregoing persons had any material interest, direct or indirect, in any transaction of the Company or its subsidiaries for the year ended December 31, 1999 or in any proposed transactions except as set forth below. The Company engages in routine business transactions with certain directors of the Company involving less than $60,000 each, and the terms of these transactions are as favorable to the Company as could be obtained from unrelated parties.

         On May 24, 1999, the Company entered into a Consulting and Noncompetition Agreement (the "Consulting Agreement") with Allan J. McCorkle, then Chairman of the Board of Directors of the Company, in connection with his retirement on that date as the Company's President and CEO. Pursuant to the Consulting Agreement, A. McCorkle agreed to provide consulting services to the Company as requested by the Company and not to compete with the business of the Company nor solicit its agents, employees and customers for a period of seven years or until his earlier death (the "Consulting Term"). During the Consulting Term, the Company agreed to pay A. McCorkle a consulting fee of $250,000 per year. If the Consulting Term ends for reasons other than A. McCorkle's death, the Company will pay A. McCorkle $250,000 per year for an additional seven year period or until his earlier death (the "Restrictive Term") as compensation for his compliance with certain restrictive covenants during this period. After the Restrictive Term, the Company agreed to pay Rosemary McCorkle, A. McCorkle's wife, if she is then alive a benefit of $125,000 per year until her death. During the Consulting Term, the Company also agreed to pay A. McCorkle a monthly allowance of $1,500 for secretarial and office space, or alternatively, provide
A. McCorkle with part-time secretarial assistance and office space. As a director, A. McCorkle participates in the life insurance and medical insurance programs provided to the Company's directors, but is not eligible to receive directors fees, meeting fees or other compensation paid or awarded to directors.

         During 1999, in order to encourage equity ownership in the Company by senior management, the Company sold 150,000 shares of common stock to Arthur L. Cahoon, who served as interim President and CEO for approximately two months and who serves as Chairman of the Board, and sold 150,000 shares to J. John Wortman, who joined the Company as President and CEO in July 1999. The stock sales, which took place pursuant to the Company's Incentive Plan at prices determined to be the fair market value of the shares on the date of sale, were 100% financed with purchase money loans from the Company. Mr. Cahoon purchased 50,000 shares on May 24, 1999 at a price of $3.125 per share and purchased 100,000 shares on July 20, 1999 at a price of $2.75 per share. Mr. Wortman purchased his 150,000 shares on July 20, 1999 at a price of $2.75 per share. The purchase money loans to Mr. Cahoon, which are payable in full at the end of their five-year terms, do not bear interest so long as Mr. Cahoon performs substantial services for the Company. The purchase money loan to Mr. Wortman, which is payable in full at the end of five years, bears interest at 8% per year, payable annually. The highest amount outstanding under the loans to Messrs. Cahoon and Wortman since the loans were made (and the amount outstanding as of the date of this proxy statement) consists of the original principal amount of $431,250 in the case of Mr. Cahoon and $412,500 in the case of Mr. Wortman. The loans are secured by pledges of the purchased shares.

         The Company from time to time employs the law firm of Jones & McCorkle, P.A., of which Holly J. McCorkle and her husband are members, to provide legal services to the Company. During the fiscal year ended December 31, 1999, the Company paid Jones & McCorkle $54,695.29 for such services.

Board of Directors and Committees

         The Board of Directors has an Executive Committee which is authorized to exercise all of the powers of the Board of Directors when the Board is not in session, subject to the limitations of Florida law. The Executive Committee currently consists of Arthur L. Cahoon, Allan J. McCorkle, and R. Lee Smith. Two meetings of the Executive Committee were held in 1999.

         The Board of Directors has an Audit Committee which met four times during 1999. The Audit Committee currently consists of J. Michael Garrity, Holly
J. McCorkle and Thomas E. Perry. The Audit Committee reviews the scope and results of the audit examination for the Company's previous fiscal year, consults with the Company's independent auditors and its internal financial staff with respect to internal accounting systems and controls, and consults with the Company's independent auditors with regard to the audit plan. In addition, this committee approves the engagement or discharge of the Company's independent auditors and negotiates the fees for the coming year.

         The Company has a Compensation Committee which met three times during 1999. The Compensation Committee currently consists of Holly J. McCorkle, R. Lee Smith and Robert Thomas, III. The Compensation Committee recommends for approval by the full Board of Directors, the nature and amount of all compensation for executive officers of the Company.

         The Company does not have a standing Nominating Committee.

         During 1999, the Board of Directors held three regular meetings and 15 special meetings. Each director attended 75% or more of the aggregate of the meetings of the board and the committees on which he served.

Executive Compensation


Summary of Cash and Certain Other Compensation

         The following table sets forth information with respect to the compensation paid by the Company and its subsidiaries for the last three fiscal years, to the Chief Executive Officer and each of the other executive officers of the Company in all capacities in which they served.

                                                  Summary Compensation Table


                                                                                               Long Term
                                                                                              Compensation
                                                Annual Compensation                              Awards
                                                                                               Securities
                                                                               Other           Underlying            All
                                                                              Annual           Options /            Other
Name and Position               Year        Salary(1)         Bonus       Compensation(2)        SAR's         Compensation(3)
--------------------------------------------------------------------------------------------------------------------------------

Arthur L. Cahoon(4)             1999        $  43,810        $     -0-          --              160,000          $     530
Interim President and
Chief Executive Officer


Allan J. McCorkle(5)(6)         1999        $ 226,779        $     -0-          --                  -0-          $ 166,722
Chairman Emeritus,              1998          427,751          169,260          --               15,000             13,430
Former President & CEO          1997          413,953          176,312          --               15,000             13,363


J. John Wortman                 1999        $ 138,299        $     -0-          --              368,178          $     833
President and
Chief Executive Officer

Mark P. Brockelman              1999        $  19,231        $     -0-          --               10,000          $  13,761
Vice President and
Chief Financial Officer


Thomas J. McCorkle              1999        $ 132,894        $     -0-          --               10,000          $  12,780
Vice President                  1998          127,000           42,315          --                5,000             13,761
                                1997          120,000           44,078          --                5,000             13,686


Duane A. Sanders                1999        $ 138,601        $     -0-          --               20,000          $  13,271
Vice President                  1998          131,475           42,315          --                5,000             13,761
                                1997          124,439           44,078          --                5,000             13,686

------------------------

(1) Includes amounts deferred under the Company's money purchase pension plan.
(2) Each executive officer receives miscellaneous perquisites, the amount of which does not exceed the applicable thresholds for specific disclosure.
(3)      The amounts shown in this column for 1999 include the following:

                                   Company Contributions
                                      to Money Purchase          Term Life
                                       Pension Plan          Insurance Premiums
                                   ----------------------    ------------------

         Arthur L. Cahoon             $         -0-             $      530
         Allan J. McCorkle                   12,986                  1,751
         J. John Wortman                        -0-                    833
         Mark P. Brockelman                     -0-                    279
         Thomas J. McCorkle                  10,655                  2,125
         Duane A. Sanders                    11,146                  2,125

(4) Arthur L. Cahoon was employed as interim President and Chief Executive Officer from May 24, 1999 until July 20, 1999.
(5) Allan J. McCorkle retired as President and Chief Executive Officer effective May 24, 1999.
(6) Allan J. McCorkle, or a corporation controlled by him, also received medical reimbursements of $1,651.86, consulting fees of $145,831 and $4,500 for secretarial/office expenses in 1999. These amounts are included in "All Other Compensation" above.

Employment Agreements

         The Company has Agreements regarding Severance and Change in Control (the "Severance Plans") with each of the executive officers. The Severance Plans provide that if the executive is terminated other than for cause (as defined in the Severance Plans) within 18 months after a change in control of the Company, or if the executive terminates his or her employment for good reason (as defined in the Severance Plans) within such 18 month period, the executive is entitled to receive a lump sum payment equal to 18 months of his base salary and to continue to receive life and health insurance benefits for an 18 month period after such termination. In addition, the Severance Plans provide for the acceleration of all stock options held by the executive.

         In July 1999, the Company entered into a three-year employment agreement with J. John Wortman when he joined the Company as President and CEO. The agreement provides for annual base salary of at least $250,000, plus bonuses of up to 40% of base salary subject to attainment of performance goals approved by the compensation committee of the Board of Directors. The agreement also provided for stock options and stock loans that are described elsewhere herein. If Mr. Wortman is terminated without cause during the term of the agreement, he is entitled to his then current base salary for the remaining term of the agreement, plus 50% of any annual bonus he would otherwise have been eligible to receive on the date of termination.

         In June 1999, the Company entered into a three-year employment agreement with Thomas J. McCorkle, Vice President of the Company. The agreement provides for annual base salary of at least $134,620, plus bonuses pursuant to executive bonus policies in effect from time to time. If the Company terminates Mr. McCorkle without cause or Mr. McCorkle leaves for good reason, e.g., because the Company requires him to relocate outside Florida, and the termination takes place during the first two years of the agreement, Mr. McCorkle is entitled to his then base salary through the end of the second year of the agreement (less compensation received by Mr. McCorkle from a new employer). Upon Mr. McCorkle's termination for any reason, the Company is required to enter into a consulting and non-competition agreement with Mr. McCorkle which provides for Mr. McCorkle to furnish consulting services to the Company as requested by the Company and not to compete with the business of the Company or solicit its agents, employees or customers for a period of five years. During the term of the consulting agreement, Mr. McCorkle is entitled to a consulting fee of $50,000 per year.

Options

         The following table sets forth information concerning options granted during the year ended December 31, 1999 under the Company's Incentive Plan to the executives named in the Summary Compensation Table above. The Company did not grant any stock appreciation rights during the year.


                        OPTION GRANTS IN LAST FISCAL YEAR
                                                                                            Potential Realizable
                                                                                          Value at Assumed Annual
                                                                                            Rates of Stock Price
                                                                                              Appreciation for
                                              Individual Grants                                 Option Term
                          ----------------------------------------------------------    -----------------------------
                                        Percentage of
                             Number     Total Options
                               Of         Granted to
                            Options      Employees in    Exercise     Expiration
          Name              Granted        1999(1)        Price          Date                5%             10%
---------------------------------------------------------------------------------------------------------------------

Arthur L. Cahoon            10,000           N/A(2)      $ 2.00       09/23/2009        $    12,578    $   31,875

J. John Wortman            218,178(3)        59.42%        2.75       07/20/2009            377,330       956,229

Mark P. Brockelman          10,000(4)         2.72%        2.125      09/23/2009             13,364        33,867

Thomas J. McCorkle          10,000(4)         2.72%        2.00       11/22/2009             12,578        31,875

Duane A. Sanders            20,000(4)         5.45%        2.00       11/22/2009             25,156        63,750

(1) A total of 367,178 options were granted to key employees in 1999 under the Company's Incentive Plan.
(2) Fully vested options were granted to Mr. Cahoon after he left the office of interim President and CEO.
(3) Options vest as follows: 1/6 immediately on date of grant and 1/6 each anniversary date of grant thereafter.
(4) Options vest 20% annually beginning on the first anniversary of the date of grant.


         The following table sets forth information concerning the value of unexercised options as of December 31, 1999 held by the executives named in the Summary Compensation Table above. No options were exercised by such persons during 1999.

                          OPTION YEAR-END VALUES TABLE


                                          Number of Securities                      Value of Unexercised
                                         Underlying Unexercised                    In-the-Money Options at
                                      Options at December 31, 1999                    December 31, 1999
         Name                         Exercisable/Unexercisable(1)              Exercisable/Unexercisable(2)
         ----                         -------------------------                 -------------------------
Arthur L. Cahoon                             10,000 /     -0-(3)
J. John Wortman                              36,363 / 181,815(4)                             -
Mark P. Brockelman                              -0- / 10,000(5)                              -
Thomas J. McCorkle                           27,250 / 10,000(5)                              -
Duane A. Sanders                             15,650 / 31,600(5)                              -
------------------------

(1) Option amounts have been adjusted to reflect the 15% stock dividend effected in July 1997.
(2) None of the unexercised options held by executive officers were "in-the-money" as of the end of the fiscal year.
(3) Fully vested options were granted to Mr. Cahoon after he left the office of interim President and CEO.
(4) Options vest as follows: 1/6 vest immediately on date of grant, and 1/6 each anniversary date of grant thereafter.
(5) Options vest 20% annually beginning on the first anniversary of the date of grant.



Directors' Compensation

         In 1999, each outside director of the Company was paid $1,000 for each Board of Directors meeting and $500 for each Board Committee meeting attended. Such amounts have been included in the cash compensation table above with respect to the individuals named who are directors. Each outside director also participates in the Company's group health insurance and medical reimbursement plans for its executive officers at no cost to the director. In 1999, the Company reimbursed Mr. Perry, Mr. Smith and Mr. Thomas $2,186, $4,988 and $5,517, respectively, under the Company's medical reimbursement plan for medical expenses not covered by group health insurance. The Company also provided each outside director with $265,000 of term life insurance coverage under the Company's group life insurance plans for its executive officers.

         See "Certain Relationships and Related Transactions" for information concerning consulting compensation being paid to Mr. McCorkle, the Company's Chairman Emeritus.

Compensation Committee Report

         The Company's Compensation Committee establishes, and recommends for approval by the full Board of Directors, the compensation to executive officers of the Company as well as approving the Company's annual bonus pool in order to attract and motivate management to enhance shareholder value.

         The Committee's decisions on compensation for the Chief Executive Officer are ultimately subjective, based on consideration of several factors:
(i) historic salary increments, (ii) annual performance of individual and (iii) Company performance as measured by the return on equity and increase in the value of the Company's stock.

         Annual performance incentive compensation by way of cash bonuses is established by the Company's ultimate results for each fiscal year, compared with previously targeted objectives. The combination of base compensation and cash bonuses provides a level of risk and opportunity that encourages management performance in the achievement of the Company's long-term objectives and goals.

                                            MOBILE AMERICA CORPORATION
                                            COMPENSATION COMMITTEE

                                            R. Lee Smith, Chairman
                                            Holly J. McCorkle
                                            Robert Thomas

Performance Graph

         The performance graph set forth below compares the cumulative total shareholder return on the Company's common stock with the Nasdaq Index and Nasdaq Insurance Index for the years 1994 through 1999.

[OBJECT OMITTED]

        Date           Company Index       Market Index     Peer Index
        ----           -------------       ------------     ----------

    12/30/1994            100.000            100.000         100.000
    01/31/1995            107.167            100.527         102.582
    02/28/1995            132.887            105.809         107.458
    03/31/1995            147.890            108.953         107.500
    04/28/1995            128.600            112.385         111.142
    05/31/1995            162.893            115.289         113.545
    06/30/1995            143.603            124.622         116.365
    07/31/1995            147.890            133.774         118.227
    08/31/1995            162.893            136.490         123.950
    09/29/1995            197.187            139.634         129.364
    10/31/1995            201.473            138.829         129.689
    11/30/1995            195.043            142.086         137.433
    12/29/1995            177.897            141.335         142.048
    01/31/1996            199.038            142.042         141.969
    02/29/1996            203.461            147.457         142.786
    03/29/1996            194.615            147.952         141.201
    04/30/1996            194.615            160.210         138.787
    05/31/1996            207.884            167.557         141.804
    06/28/1996            207.884            160.004         144.306
    07/31/1996            194.615            145.764         137.328
    08/30/1996            187.980            153.954         142.862
    09/30/1996            179.134            165.725         147.480
    10/31/1996            175.817            163.882         148.820
    11/29/1996            174.711            174.044         156.878
    12/31/1996            185.769            173.898         161.922
    01/31/1997            238.269            186.240         161.325
    02/28/1997            224.523            175.937         170.643
    03/31/1997            224.523            164.466         166.673
    04/30/1997            210.776            169.591         166.950
    05/30/1997            208.485            188.793         180.028
    06/30/1997            213.411            194.600         193.507
    07/31/1997            213.411            215.102         202.131
    08/29/1997            202.872            214.784         202.571
    09/30/1997            202.872            227.516         214.475
    10/31/1997            273.350            215.662         212.045
    11/28/1997            247.662            216.800         217.233
    12/31/1997            295.087            213.067         237.522
    01/30/1998            299.913            219.811         231.141
    02/27/1998            293.158            240.479         242.673
    03/31/1998            256.683            249.366         243.191
    04/30/1998            232.365            253.569         242.569
    05/29/1998            221.558            239.480         237.063
    06/30/1998            210.750            256.207         226.422
    07/31/1998            194.538            253.220         214.632
    08/31/1998            151.308            203.026         195.988
    09/30/1998            154.010            231.195         193.372
    10/30/1998            132.394            241.359         205.562
    11/30/1998            108.077            265.891         210.206
    12/31/1998             85.111            300.431         211.625
    01/29/1999             91.615            344.017         196.552
    02/26/1999             90.227            313.166         194.433
    03/31/1999             61.077            336.721         192.040
    04/30/1999             74.958            347.520         199.612
    05/28/1999             80.511            338.248         209.684
    06/30/1999             72.182            368.444         206.309
    07/30/1999             69.406            361.925         198.265
    08/31/1999             73.570            377.049         191.716
    09/30/1999             53.442            377.376         178.142
    10/29/1999             41.643            406.822         178.042
    11/30/1999             47.196            454.354         168.487
    12/31/1999             43.032            555.988         164.411

                Assumes $100 invested on December 31, 1994 in the
                      Company's common stock, Nasdaq Stock
                       Market and Nasdaq Insurance Stocks.

                                   PROPOSAL 2:

             AMENDMENT TO MOBILE AMERICA CORPORATION INCENTIVE PLAN


         In July 1999, the Company's Board of Directors adopted, subject to stockholder approval, an amendment to the Mobile America Corporation Incentive Plan (the "Plan") increasing to 220,000 the number of shares which may be granted to a new employee for recruitment purposes. The Board of Directors believes that the increase in recruitment awards is desirable because of the need to continue to attract and retain key employees who are in a position to contribute materially to the Company's success through the grant of awards under the Plan.

         On July 20, 1999, the Company granted J. John Wortman incentive options under the Plan to acquire 218,178 shares of common stock in connection with his employment as the Company's President and CEO. See the Option Grants Table elsewhere in this proxy statement for additional information concerning the terms of the options. If shareholders do not approve the amendment, the options will be treated as non-qualified options granted outside the Plan.

Summary of Plan

         Purpose; Eligibility. The purpose of the Plan is to assist the Company in attracting and retaining key employees and directors who will contribute to the Company's success, and motivating such persons in a manner that will align their interests with those of the Company's stockholders. A total of 1,045,000 shares have been reserved for issuance under the Plan. Key employees and directors of the Company are eligible to receive awards under the Plan. As of March 1, 2000, there were approximately 19 key employees of the Company (including executive officers and employee directors) and six non-employee directors considered eligible to receive awards under the Plan.

         Administration. The Plan is administered as to key employees by a committee of at least two non-employee directors who must qualify as "disinterested" persons under Rule 16b-3 under the Securities Exchange Act of 1934 and as "outside directors" under 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and is administered as to non-employee directors by a committee of at least two directors who also are Company employees. Subject to the provisions of the Plan, the committees determine, as to the respective segments of the plan they administer, who qualifies for awards, the type, timing and expiration dates of awards, vesting schedules and other terms and conditions of awards. All awards are non-transferable.

         Stock Options. Options awarded under the Plan may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), which permits the deferral of taxable income related to the exercise of such options, or non-qualified options not entitled to such deferral. The committees determine the exercise price of options, which cannot be less than 100% of the fair market value of the common stock on the date of grant, expiration dates and other terms and conditions of options, including whether the option exercise price may be paid in shares of common stock of the Company. Under the Code, only employees may receive incentive options, which cannot have a term of more than 10 years. In the case of an incentive option granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of the Company, the exercise price must be at least 110% of the fair market value of the common stock on the date of grant and the option term cannot exceed five years. Incentive options may be granted only within 10 years from the date of adoption of the Plan. The aggregate fair market value (determined at the time the option is granted) of shares with respect to which incentive options may be granted to any one individual under the Plan, or any other plan of the Company or any parent or subsidiary, which stock options are exercisable for the first time during any calendar year, may not exceed $100,000. No participant may receive options or stock appreciation rights under the Plan for an aggregate of more than 25,000 shares during any single year, except that the Plan currently allows a one-time grant to a participant of 75,000 shares for recruiting purposes. The proposed amendment would increase this limit from 75,000 to 220,000 shares.

         As of March 1, 2000, there were outstanding options to acquire 571,516 shares of common stock. A total of 93,484 additional shares are available for award under the Plan as of the date of this proxy statement. See the "Options" tables under "Executive Compensation" above for information on options granted to the Company's executive officers named in the

Summary Compensation Table. The following table sets forth information concerning options held by the groups listed therein:



                    Group(1)                           Options
                    --------                           -------

          All current executive officers               312,678

          All current non-employee directors           157,500

          All employees                                101,338

---------------------------------

(1) No recipients of awards are associates of either directors or executive officers of the Company. No persons other than (i) those shown on the "Options" tables under "Executive Compensation" and (ii) the Company's outside directors, hold 5% or more of the total options outstanding under the Plan.

         The number of options awarded to each participant was based on the recipient's potential ability to contribute to the Company's success, including position within the Company, and, in a number of instances, previous length of service with the Company.

         All outstanding options have exercise prices equal to the fair market value of the common stock on the date of grant, ranging from $2.00 per share to $11.875 per share.

         The following table sets forth information relating to outstanding options:


                                      Outstanding
            Exercise Price         Numbers of Shares
            --------------         -----------------

              $   2.00                   129,000
                  2.125                   10,000
                  2.75                   218,178
                  2.813                   10,000
                  5.5625                  25,500
                  7.125                   25,000
                  8.1565                  11,500
                  8.365                   47,438
                  8.91                    47,150
                  9.63                     5,000
                  9.75                    20,000
                11.875                    22,750

         Approximately 36% of all outstanding options awarded under the Plan were fully vested and exercisable on the grant dates. The remaining outstanding options vest 20% annually beginning on the first anniversary date of grant. Outstanding options expire if not exercised prior to the tenth anniversary date of grant. The option exercise price may be paid in whole or in part in shares of common stock, valued at their closing sale price on the date of exercise.

         As of March 1, 2000 the closing sale price of the common stock on the Nasdaq National Market was $2.00 per share.

         Other Types of Awards. The Plan also permits the award of other stock-based awards, including stock appreciation rights ("SARs") and restricted stock awards. An SAR entitles the recipient to receive the difference between the fair market value of the common stock on the date of exercise and the SAR price, in cash or in shares of common stock, or a combination of both, as determined in the discretion of the committee awarding the SAR. Restricted stock awards entitle the recipient to receive shares of common stock, subject to forfeiture restrictions that lapse over time or upon the occurrence of events specified by the committee making the award, with the shares required to be forfeited if the recipient ceases to be an employee or a director of the Company, as the case may be, before the restrictions lapse. See "Certain Transactions and Related Transactions" for information on 300,000 shares sold under the Plan in 1999.

         Federal Income Tax Consequences of Options. An optionee does not recognize income for federal income tax purposes upon the grant of a non-qualified option but generally must recognize ordinary income upon exercise, to the extent of the excess of the fair market value of the underlying shares of common stock on the date of exercise over the exercise price. The amount of compensation includable in gross income by an optionee ordinarily is deductible by the Company during the Company's taxable year in which the income is includable by the optionee provided among other things that the applicable information reporting requirements are satisfied. Upon the sale of shares acquired pursuant to the exercise of non-qualified options, the optionee recognizes capital gain or loss to the extent the amount realized differs from the fair market value of the shares on the date of exercise. If an optionee pays the exercise price of a non-qualified option solely with cash, the tax basis of the shares received will equal the sum of the cash plus the amount of compensation income includable by the optionee as a result of the exercise.

         The holder of an incentive option generally recognizes no income for federal income tax purposes at the time of the grant or exercise of the option (but the spread between the exercise price and the fair market value of the underlying shares on the date of exercise generally will constitute a tax preference item for purposes of the alternative minimum tax). The optionee generally will be entitled to long term capital gain treatment upon the sale of shares acquired pursuant to the exercise of an incentive stock option, if the shares have been held for more than two years from the date of grant of the option and for more than one year after exercise. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), the gain realized on disposition will be compensation income to the optionee to the extent the fair market value of the underlying stock on the date of exercise (or, if less, the amount realized on disposition of the underlying stock) exceeds the applicable exercise price. The Company will not be entitled to an income tax deduction in connection with the exercise of an incentive stock option but will be entitled to a deduction equal to the amount of any ordinary income recognized by an optionee upon a disqualifying disposition. If an optionee pays the exercise price of an incentive option solely with cash, the optionee's tax basis in the stock received is equal to the amount of cash paid.

         If the employee pays the exercise price with shares of Common Stock, the employee should not recognize capital gain or loss on the shares delivered in payment of the exercise price, and the employee's basis in the number of shares purchased upon exercise equal to the number of shares exchanged will be equal to the employee's original basis in the shares exchanged. The employee's basis in any shares purchased upon exercise in excess of that amount will be equal to the gain, if any, recognized upon exercise and any cash paid upon exercise.

         The shares represented by the proxy will be voted "for" the proposal unless authority to do so is withheld. The Board of Directors recommends that shareholders vote in favor of the amendment to the Plan.





                                   PROPOSAL 3:


                    APPROVAL OF AMENDMENT TO THE ARTICLES OF
                   INCORPORATION TO CHANGE THE CORPORATE NAME

         The Board believes that changing the Company's corporate name to "Fortune Financial, Inc." is justified and appropriate for the following reasons:

               o "Fortune Financial, Inc." more suitably reflects the Company's business strategy. Over the years, the Company has divested much of its insurance coverage on mobile homes and broadened the type of insurance products it sells in response to changing market conditions, and the term "Mobile" is no longer descriptive.

               o "Fortune Financial, Inc." prevents confusion concerning the Company's current and past core business.

The name change will be effective upon the filing of Articles of amendment to the Company's Articles of Incorporation, the form of which is attached as Exhibit A.

         The shares represented by the proxy will be voted "for" the proposal unless authority to do so is withheld. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" CHANGING THE CORPORATE NAME TO "FORTUNE FINANCIAL CORPORATION."



                                   PROPOSAL 4:

                           3-FOR-1 REVERSE STOCK SPLIT

General

         The Board has adopted, subject to shareholder approval, a resolution proposing that the Company amend its Articles of Incorporation, substantially in the form of Exhibit A, to effect a reverse stock split pursuant to which each three shares of common stock currently outstanding ("Old Common Stock") will become one share of the Company's new common stock ("New Common Stock").

         The Articles of Incorporation presently authorize 18,000,000 shares of common stock, of which 7,552,744 shares were issued and outstanding as of the record date. In addition, as of the record date, 571,516 shares of common stock were subject to issuance upon exercise of outstanding warrants and options.

Purposes of the reverse stock split

         In deciding to approve and recommend the reverse stock split, the Board considered that the common stock has traded since January 1, 1999 at prices ranging from $1.625 to $4.250. During the week preceding the date of this proxy statement, the trading price ranged between $1.75 and $2.00. This trading price may not be appealing to many brokerage firms, which may be reluctant to recommend lower priced securities to their clients or to deal in lower priced stocks for various reasons, including the perception that such stocks are unduly speculative. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for these stocks. Moreover, the analysts at many brokerage firms will not monitor the trading activity of lower priced stocks. In addition, the Board believes that most investment funds are reluctant to invest in lower priced stocks. The Board hopes that the reverse stock split will result in a price level for the New Common Stock that will mitigate the present reluctance on the part of brokers and investors to trade in the Old Common Stock.

         There can be no assurance either that the reverse stock split will result in a price level that will mitigate the present reluctance on the part of brokers and investors to trade in the Company's common stock, especially since there are many other factors that affect both demand for and the price of stock. The Board also considered that the reverse stock split could decrease the trading price of the common stock. The reverse stock split may result in a shareholder owning an odd lot of common stock. Generally, an odd lot is fewer than 100 shares and a round lot is 100 shares. Shareholders may incur higher transactional costs to trade an odd lot of common stock than they would incur to trade a round lot.

         The reverse stock split also will facilitate continued listing of the Company's common stock on the Nasdaq National Market. Stocks that do not maintain a minimum bid price of $1 on the market are subject to delisting.

Effectiveness of the reverse stock split

         If Proposal No. 4 is approved by the shareholders, the reverse stock split would become effective at such time as the Company files the amendment to the Company's Articles of Incorporation with the Secretary of State of Florida. Even if the reverse stock split is approved by the shareholders, it is within the discretion of the Board of Directors not to carry out the reverse stock split. Upon the filing of the amendment, all the Old Common Stock will be converted into New Common Stock as set forth in the amendment.

         No fractional shares will be issued. In lieu of any fractional shares, each holder of Old Common Stock who would otherwise have been entitled to a fraction of a share of New Common Stock upon surrender of the holder's certificates will be entitled to receive a cash payment (without interest) determined by multiplying (i) the fractional interest to which the holder would otherwise be entitled (after taking into account all shares of Old Common Stock then held of record by the holder), and (iii) three times the average last sale price of shares of Old Common Stock for the 20 trading days immediately prior to the effective date or, if no such sale takes place on such days, the average of the closing bid and asked prices thereof for such days, in each case as officially reported on the Nasdaq National Market.

         From and after the effective date, certificates representing shares of Old Common Stock shall be deemed to represent only the right to receive shares of New Common Stock to which an individual shareholder is entitled.

Certificates and Fractional Shares

         As soon as practicable after the effective date, the Company will request all shareholders to return their stock certificates representing issued shares of Old Common Stock outstanding on the effective date ("Old Certificates") in exchange for certificates representing the number of whole shares of New Common Stock into which the shares of Old Common Stock have been converted ("New Certificates") as a result of the reverse stock split. Each shareholder will receive a letter of transmittal from the Company's transfer agent containing instructions on how to exchange certificates. SHAREHOLDERS SHOULD NOT SUBMIT THEIR OLD CERTIFICATES TO THE TRANSFER AGENT UNTIL THEY RECEIVE THESE INSTRUCTIONS. In order to receive New Certificates, shareholders must surrender their Old Certificates pursuant to the transfer agent's instructions, together with the properly executed and completed letter of transmittal and such evidence of ownership of such shares as the Company may require.

         Beginning with the effective date, each Old Certificate, until surrendered and exchanged as described above, will be deemed for all purposes to evidence ownership of the whole number of shares of New Common Stock into which the shares evidenced by the Old Certificates have been converted.

         No fractional shares of New Common Stock will be issued as a result of the reverse stock split. In lieu of receiving fractional shares, shareholders who hold a number of shares not evenly divisible immediately prior to the reverse stock split will be entitled to receive cash for any fractional share, as described above.

Certain Effects of the reverse stock split

         The principal effect of the reverse stock split will be to decrease the number of shares of Common Stock outstanding from approximately 7,552,744 to approximately 2,517,581. In addition, the Board will take appropriate action to adjust proportionately the number of shares of Common Stock issuable upon exercise of outstanding options, and to adjust the related exercise and conversion prices, to reflect the reverse stock split. As a result, following the effective date, the number of shares of Common Stock issuable upon the exercise of outstanding warrants and options will be reduced from 571,516 to 190,505 shares.

         The shares of New Common Stock will be fully paid and non-assessable. The amendment does not change the terms of the Company's common stock. The shares of the Company's common stock after giving effect to the reverse stock split will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the shares of the Company's common stock now authorized. Because no fractional shares of New Common Stock will be issued, any shareholder who owns less than three shares of Old Common Stock will cease to be a shareholder of the Company as of the effective date; nevertheless, the Company does not anticipate that the reverse stock split will result in any material reduction in the number of holders of Common Stock. Each shareholder's percentage ownership of the New Common Stock will not be altered except for the effect of the elimination of fractional shares. The Company estimates that it will cost less than $3,000.00 to pay for fractional shares.

         Because the authorized Common Stock of the Company will not be reduced, the overall effect will be an increase in authorized but unissued shares of Common Stock as a result of the reverse stock split. These shares may be issued by the Board in its discretion. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of common stock.

         Moreover, while the Board believes it advisable to authorize and approve the reverse stock split for the reasons set forth above, the Board is aware that the increase in the number of authorized but unissued shares of Common Stock may have a potential anti-takeover effect in that it would enhance the ability of the Company to issue additional shares which could be used to thwart persons, or otherwise dilute the stock ownership of shareholders seeking to control the Company. In addition, the mere availability of such additional shares may work to discourage an attempt to acquire control of the Company other than through negotiations with the Board. The reverse stock split is not being recommended by the Board as part of an anti-takeover strategy, and the Board has no knowledge of any party seeking to alter its current stockholding position in the Company.

         The reverse stock split will increase the par value of the shares of Common Stock from a par value of $.025 per share to a par value of $.075 per share. This increase should have no material effect on the value of the shares of Common Stock. The total capital of the Company will not be reduced as a result of the reverse stock split.

Certain Federal Income Tax Consequences

         The following description of certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (for example, nonresident aliens, broker-dealers or insurance companies) or any aspects of state, local or foreign tax laws. Shareholders are urged to consult their own tax advisors to determine the particular tax consequences to them of the reverse stock split.

         The Company has been advised that because the reverse stock split is not part of a plan to increase periodically a shareholder's proportionate interest in the assets or earnings and profits of the Company, the reverse stock split should not result in the recognition by shareholders of any gain or loss for federal income tax purposes (except to the extent of the cash received in lieu of fractional shares). The holding period for each share of New Common Stock received by a shareholder will include the shareholder's holding period for its shares of Old Common Stock with respect to which the shares of New Common Stock are issued, provided that the shares of Old Common Stock were held as capital assets. The adjusted tax basis of each share of New Common Stock received by a shareholder (including the fractional share for which cash is received) will be the same as the adjusted tax basis of the shares of Old Common Stock with respect to which the share of New Common Stock is issued. A shareholder who receives cash in lieu of a fractional share of New Common Stock generally will recognize taxable gain or loss equal to the difference, if any, between the amount of cash received and the portion of the shareholder's aggregate adjusted tax basis in the shares of Old Common Stock allocated to the fractional share. If the shares of Old Common Stock allocated to the fractional shares were held by such shareholder as capital assets, the gain or loss resulting from the payment of cash in lieu of the issuance of a fractional share will be taxed as capital gain or loss.

Miscellaneous

         The Board may abandon the proposed reverse stock split at any time before or after the meeting and prior to the filing of the amendment if for any reason the Board deems it advisable to do so. In addition, the Board may make any and all changes to the amendment that it deems necessary to file the amendment with the Florida Secretary of State and give effect to the reverse stock split.

         Florida law provides that dissenters' rights do not apply with respect to shares, such as the Old Common Stock, that are listed on the Nasdaq National Market.

         The Shares Represented By The Proxy Will Be Voted "For" The Proposal Unless Authority To Do So Is Withheld. The Board Unanimously Recommends A Vote "For" The Reverse Stock Split.

Independent Certified Public Accountants

         The accounting firm of Cherry, Bekaert & Holland L.L.P., have acted as the Company's independent certified public accountant since fiscal 1987. A representative of that firm is expected to be present at the meeting and will be afforded the opportunity to make a statement if he so desires and will also be available to respond to appropriate questions.

         Professional services provided by Cherry, Bekaert & Holland L.L.P., consisted of audit services, including the examination of the financial statements of the Company and its subsidiaries, and assistance and consultation in connection with filings with the Securities and Exchange Commission.

         The Company has not selected its independent accountants for the current fiscal year. Such selection will be made after the consideration and recommendation by the audit committee to the Board of Directors.

Annual Report

         A copy of the Company's annual report for the fiscal year ended December 31, 1999 accompanies this proxy statement. Any shareholder who does not receive a copy may obtain one by writing the Corporate Secretary at 10475-103 Fortune Parkway, Jacksonville, Florida 32256.

Other Matters

         Management does not know of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.

Expenses of Solicitation

         The cost of soliciting proxies will be borne by the Company. The Company does not expect to pay any compensation for the solicitation of the proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expense for sending proxy material to principals and obtaining their proxies.

Shareholder Proposals

         Any shareholder desiring to present a proposal for action at the annual meeting of shareholders which is expected to be held at the end of May, 2001, and desiring that such proposal be included in the Company's proxy material pursuant to Rule 14a-8 of the Securities and Exchange Commission, should submit a written copy of such proposal to the Company's principal offices not later than December 7, 2000. Such proposal should be submitted by certified mail, return receipt requested, and should in all respects comply with applicable proxy rules relating to shareholder proposals in order to be included in the Company's proxy materials.

         Proposals should be directed to the attention of the Secretary. Notice to the Company of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely if received by the Company after February 20, 2001 and the persons named in proxies solicited by the Company's Board of Directors for its Annual Meeting of Shareholders to be held in 2001 may exercise discretionary voting power with respect to any such proposal as to which the Company does not receive timely notice.

         Shareholders are urged to specify their choices, date, sign and return the enclosed proxy in the enclosed envelope, postage for which has been provided. Prompt response is helpful and your cooperation will be appreciated.




Dated:  April 14, 2000

                                                                       EXHIBIT A



                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                           MOBILE AMERICA CORPORATION
               (reflecting name change to Fortune Financial, Inc.)

         Pursuant to Sections 607.1001, 607.1003, 607.1006, and 607.1009,
Florida Business Corporation Act (the "Act"), the following provisions of the Articles of Incorporation of Mobile America Corporation, a Florida corporation, first filed in Tallahassee on August 15, 1968 and assigned document number 333831, be and they hereby are amended as follows:

         1. Article I of the Articles of Incorporation is hereby amended in its entirety to read as follows:

                                Article I - Name

                  The name of the corporation is Fortune Financial, Inc.

         2. Article III, Section I of the Articles of Incorporation is hereby amended in its entirety to read as follows:

              a.   18,000,000 shares of common stock, par value $.075 per share

              b.   500,000 shares of preferred stock, par value $.10 per share.

Simultaneously with the effective date of the filing of this amendment to the Corporation's Articles of Incorporation, as amended (the "Effective Date"), each share of Common Stock of the Corporation issued and outstanding or held as treasury shares immediately prior to the Effective Date (the "Old Common Stock") shall automatically be reclassified and continued (the "Reverse Split"), without any action on the part of the holder thereof, as one-third of one share of Common Stock. The Corporation shall not issue fractional shares on account of the Reverse Split. Holders of Old Common Stock who would otherwise be entitled to a fraction of a share on account of the Reverse Split shall receive, upon surrender of the stock certificates formerly representing shares of the Old Common Stock, in lieu of such fractional share, an amount in cash (the "Cash-in-Lieu Amount") equal to the product of (i) the fractional share which a holder would otherwise be entitled to, multiplied by (ii) 3 times the average of the last sale price per share of the Old Common Stock on the 20 trading days immediately prior to the Effective Date or, if no such sale takes place on such days, the average of the closing bid and asked prices thereof for such days, in each case as officially reported on the Nasdaq National Market. No interest shall be payable on the Cash-in-Lieu Amount.

         The foregoing amendments were adopted by the directors of the corporation at a meeting on the 15th day of March, 2000, and by the shareholders at a meeting held on the ____ day of ___________, 2000. The only class of stock entitled to vote on approval of the

Articles of Amendment was the common stock. The number of votes cast by such voting group was sufficient for approval by that voting group.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this ______ day of _______________, 2000.



                                        ----------------------------------------
                                        Name: J. John Wortman
                                        Title:  President and Chief Executive
                                                  Officer

                           MOBILE AMERICA CORPORATION
                               100 FORTUNE PARKWAY
                           JACKSONVILLE, FLORIDA 32256

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 16, 2000


         The undersigned hereby appoints Arthur L. Cahoon and Carlena E. Purcell, and each or either of them, as Proxies, each with full power to appoint a substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all the shares of common stock of Mobile America Corporation held of record by the undersigned on March 20, 2000, at the annual meeting of shareholders to be held on May 16, 2000, or any adjournment thereof.


1.   ELECTION OF DIRECTORS

     [   ]    FOR all nominees listed (Except    [    ]   WITHHOLD AUTHORITY to
              as marked to the contrary below).           vote for all nominees
                                                          listed below.


     Nominees:   Arthur L. Cahoon, J. Michael Garrity, Allan J. McCorkle,
                 Holly J. McCorkle, Thomas J. McCorkle, Thomas E. Perry,
                 R. Lee Smith, Robert Thomas, III.


     To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:

     __________________________________________________________________________

2.   APPROVAL OF AMENDMENT TO INCENTIVE PLAN

     To approve an amendment to the Mobile America Corporation Incentive Plan increasing to 220,000 the limit on the number of shares which may be granted to a new employee for recruitment purposes.

            [  ] FOR          [  ]  AGAINST             [  ]  ABSTAIN

3.   APPROVAL OF NAME CHANGE TO FORTUNE FINANCIAL, INC.

     To approve an amendment to the Articles of Incorporation changing the name of the corporation from Mobile America Corporation to Fortune Financial, Inc.

            [  ] FOR          [  ]  AGAINST             [  ]  ABSTAIN

4.   APPROVAL OF 3-FOR-1 REVERSE STOCK SPLIT

     To approve amending the Articles of Incorporation to effect a reverse stock split pursuant to which each three shares of common stock currently outstanding will become one share of common stock.

            [  ] FOR          [  ]  AGAINST             [  ]  ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         If any other matter requiring a vote of the shareholders arises, the Proxies are authorized to vote upon the matter in accordance with their best judgement in the interest of the Corporation.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

         Please sign exactly as names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                     Dated ______________________________, 2000

                                     -------------------------------------------
                                                     Signature

                                     -------------------------------------------
                                               Signature if held jointly

                                     PLEASE MARK, SIGN, DATE AND RETURN THE
                                     PROXY CARD PROMPTLY USING THE ENCLOSED
                                     ENVELOPE.